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                                                                    Exhibit 23.6

                          CONSENT OF DIRECTOR NOMINEE

     The undersigned hereby consents to be named in the Registration Statement on Form S-1, as amended from time to time, for Inrange Technologies Corporation, a Delaware corporation, as a director to be appointed upon consummation of the intital public offering of Class B common stock by Inrange Technologies Corporation.

Dated: August 24, 2000

                                        /s/ Bruce J. Ryan
                                        -------------------------------
                                            Bruce J. Ryan